EXHIBIT 23.5

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10K of Eco Science Solutions, Inc., of our report dated May 13, 2014 on our audit of the financial statements of Eco Science Solutions Inc. as of January 31, 2014, and the related statements of operations, stockholders’ equity and cash flows for the years ended January 31, 2014, and the reference to us under the caption “Experts”.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

May 13, 2014

50 S. Jones Blvd, Suite 201 - Las Vegas, NV 89107  Phone: (888)727-8251   Fax: (888)782-2351